URANIUM 308 CORP.
(formerly Montagu Resources Corp.)
2820 W. Charleston Blvd.
Las Vegas, NV 89102

Symbol: URCO - OTCBB

News Release

NAME CHANGE AND FORWARD STOCK SPLIT

July 5, 2007

Las Vegas, Nevada - Uranium 308 Corp. (OTCBB: URCO) (the “Company”) (formerly Montagu Resources Corp.) is pleased to announce that it has changed its name to Uranium 308 Corp. effective July 2, 2007.

In addition, effective July 2, 2007, the Company has effected a one and one-half of one (1.5) for one (1) forward stock split of its authorized and issued and outstanding common stock. As a result, the Company’s authorized capital has increased from 2,500,000,000 shares of common stock with a par value of $0.00001 and 100,000,000 preferred stock with a par value of $0.00001 to 3,750,000,000 shares of common stock with a par value of $0.00001 and 100,000,000 preferred stock with a par value of $0.00001. The Company’s issued and outstanding share capital has increased from 150,275,000 shares of common stock to 225,412,500 shares of common stock.

The name change and forward stock split became effective with NASDAQ’s Over-the-Counter Bulletin Board at the opening for trading on July 2, 2007 under the new stock symbol “URCO”. The Company’s new CUSIP number is 917027 104.

On behalf of the Board of Directors,

Uranium 308 Corp.

Dennis Tan
President and Director

For more information contact:
Investor Relations: 1-866-892-5232